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                                                                  EXHIBIT 23.1 D


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4
(File No. 333-80131) of our report dated February 19, 1999 (except for Note 9, as to which the date is April 21, 1999), on our audits of the financial statements of DaMert Company as of and for the years ended December 31, 1998 and 1997. We also consent to the reference to our firm under the caption "experts."

                                        /s/ARMANINO McKENNA LLP



San Leandro, California
October 4, 1999